     As filed with the Securities and Exchange Commission on June 27, 2003
                                  File No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                      UICI
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                     75-2044750
  (STATE OR OTHER JURISDICTION              (I.R.S. EMPLOYER IDENTIFICATION NO.)
OF INCORPORATION OR ORGANIZATION)

        9151 GRAPEVINE HIGHWAY                             76180
      NORTH RICHLAND HILLS, TEXAS                        (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (817) 255-5200

                         1996 SPECIAL STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                               GLENN W. REED, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                                      UICI
                             9151 GRAPEVINE HIGHWAY
                        NORTH RICHLAND HILLS, TEXAS 76180
                                 (817) 255-5200
                               (AGENT FOR SERVICE)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                         Proposed              Proposed
                                                          Maximum               Maximum
    Title of Securities to be        Amount to be      Offering Price          Aggregate             Amount of
           Registered                Registered(1)      Per Share(1)       Offering Price(1)      Registration Fee
--------------------------------     ------------      --------------      -----------------      ----------------
Common Stock, par value $.01 per
share                                      58,526      $        12.43      $      727,503.04      $          58.86

(1) In addition, pursuant to Rule 416(c) promulgated under the Securities Act of 1933, this registration statement also covers an indeterminate amount of additional securities in order to adjust the number of securities registered as a result of a stock split, stock dividend or similar transaction affecting the common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933 based upon the exercise price of the options outstanding under the plan.

                                     Part II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have heretofore been filed by UICI ("Company" or "Registrant") with the Securities and Exchange Commission (File No. 1-14953) are incorporated by reference herein and shall be deemed to be a part hereof:

     (a)  Annual Report on Form 10-K for the fiscal year ended December 31,
          2002;

     (b) Quarterly Report of Form 10-Q for the fiscal quarter ended March 31, 2003;

     (c) Current Reports of Form 8-K filed on February 7, 2003, March 3, 2003, April 30, 2003, May 9, 2003, May 23, 2003 and June 2, 2003;

     (d)  Form 8-A for registration of certain classes of securities pursuant to
          Section 12(b) or (g) of the Securities Exchange Act of 1934 as filed on April 22, 1999, which contains a description of the Registrant's common stock, $.01 par value per share

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 prior to the termination of the offering of the offered securities shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document which is incorporated or deemed to be incorporated by reference in this prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The legality of the shares of common stock of UICI to be issued in connection with the UICI plan is being passed upon for UICI by Glenn W. Reed, Executive Vice President and General Counsel of UICI. At May 30, 2003, Mr. Reed was the beneficial owner of 47,504 shares of UICI common stock and owned options to acquire an additional 78,000 shares of UICI common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of Delaware authorizes indemnification of directors, officers and employees of Delaware corporations.
Article VIII of the registrant's by-laws (i) authorizes the indemnification of directors and officers (the "Indemnitees") under specified circumstances to the fullest extent authorized by the General Corporation Law of Delaware , (ii) provides for the advancement of expenses to the Indemnitees for defending any proceedings related to the specified circumstances, (iii) gives the Indemnitees the right to bring suit against the registrant to enforce the foregoing rights to indemnification and advancement of expenses, and (iv) authorizes the registrant to maintain certain policies of insurance to protect itself and any of its directors, officers or employees. The registrant has an insurance policy covering its directors and officers against certain personal liability, which may include liabilities under the Securities Act of 1933, as amended.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

See Index to Exhibits.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) To include any additional or changed material information on the plan of distribution;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be treated to be the initial bona fide offering thereof.

     (c) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of North Richland Hills, State of Texas, on June 27, 2003.

              UICI

              By: /s/ Glenn W. Reed
                  -------------------------------------------------------------
                  Name: Glenn W. Reed
                  Title: Executive Vice President, General Counsel and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                                      TITLE                                      DATE
/s/ Ronald L. Jensen*                          Chairman of the Board and                      June 27, 2003
------------------------------------           Director
    Ronald L. Jensen


/s/ Gregory T. Mutz*                           President, Chief Executive                     June 27, 2003
------------------------------------           Officer and Director
    Gregory T. Mutz                            (principal executive officer)


/s/ Mark D. Hauptman*                          Vice President, Chief Financial                June 27, 2003
------------------------------------           Officer and Chief Accounting Officer
    Mark D. Hauptman                           (principal financial officer and
                                               principal accounting officer)


/s/ Glenn W. Reed
------------------------------------           Executive Vice President, General              June 27, 2003
    Glenn W. Reed                              Counsel and Director


/s/ Stuart D. Bilton*                          Director                                       June 27, 2003
------------------------------------
    Stuart D. Bilton


/s/ Thomas P. Cooper*                          Director                                       June 27, 2003
------------------------------------
    Thomas P. Cooper, M.D.

/s/ William J. Gedwed*                         Director                                       June 27, 2003
------------------------------------
    William J. Gedwed


/s/ Patrick J. McLaughlin*                     Director                                       June 27, 2003
------------------------------------
    Patrick J. McLaughlin


/s/ Richard T. Mockler*                        Director                                       June 27, 2003
------------------------------------
    Richard T. Mockler


/s/ Mural R. Josephson*                        Director                                       June 27, 2003
------------------------------------
    Mural R. Josephson


/s/ Glenn W. Reed                              (Attorney-In-Fact)                             June 27, 2003
------------------------------------
    Glenn W. Reed (Attorney-In-Fact)

                                INDEX TO EXHIBITS

   EXHIBIT                                                  DESCRIPTION
   -------           --------------------------------------------------------------------------------------------------
     4.1             Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 (i)(a)
                     to the Registrant's Registration Statement on Form S-8 (File No. 333-85113), filed August 13,1999)

     4.2             Restated By-Laws of the Registrant (incorporated by reference to Exhibit 4.1(b) to the
                     Registrant's Registration Statement on Form S-8 (File no. 333-85113), filed August 13, 1999)

     4.3             1996 Special Stock Option Plan, as amended

     5               Opinion of Counsel regarding legality of securities

    23.1             Consent of Independent Auditors - KPMG LLP

    23.2             Consent of Independent Auditors - Ernst & Young LLP

    23.3             Consent of Counsel (included in Exhibit 5)

    24.1             Power of Attorney